The fourth exhibit is replaced with the following:

                                                                       Exhibit 4
                                                                   July 28, 2000
                             Joint Filing Agreement

     We,  the  undersigned,  hereby  express  our  agreement  that the  attached
Schedule 13D is, and any future amendments thereto may be, filed on behalf of each of us.



BNP PARIBAS



By:  /s/ M.S. Alexander
   ------------------------
      Name: M.S. Alexander
      Title: Managing Director



PARIBAS NORTH AMERICA, INC.



By:  /s/ Donna Kiernan
   ------------------------
      Name: Donna Kiernan
      Title: Chief Financial Officer



PARIBAS PRINCIPAL, INCORPORATED



By: /s/   M. S. Alexander
   ------------------------
   Name:  M. S. Alexander
   Title:  President


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